UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2010

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously disclosed, on August 13, 2010, Aon Corporation, a Delaware corporation (“Aon”), entered into a Three-Year Term Credit Agreement (the “Term Loan Agreement”) with Credit Suisse AG (“CS AG”), as administrative agent, the lenders party thereto (collectively, the “Term Loan Lenders”), Morgan Stanley Senior Funding, Inc., as syndication agent (“Morgan Stanley”), Bank of America, N.A. (“Bank of America”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and RBS Securities Inc. (“RBS”), as co-documentation agents, Credit Suisse Securities (USA) LLC (“CS USA”) and Morgan Stanley, as joint lead arrangers and joint bookrunners, and Bank of America, Deutsche Bank and RBS as co-arrangers, pursuant to which, subject to the conditions set forth in the Term Loan Agreement, the Term Loan Lenders committed to provide an unsecured term loan financing of up to $1.0 billion (the “Term Loan Facility”).  Concurrently with entering into the Term Loan Agreement, Aon entered into a Senior Bridge Term Loan Credit Agreement (the “Bridge Credit Agreement” and, together with the Term Loan Agreement, the “Credit Agreements”) with CS AG, as administrative agent, the lenders party thereto (collectively, the “Bridge Lenders”), Morgan Stanley, as syndication agent, Bank of America, Deutsche Bank and RBS, as co-documentation agents, CS USA and Morgan Stanley, as joint lead arrangers and joint bookrunners, and Bank of America, Deutsche Bank and RBS as co-arrangers, pursuant to which, subject to the conditions set forth in the Bridge Credit Agreement, the Bridge Lenders committed to provide an unsecured bridge financing of up to $1.5 billion (the “Bridge Facility”).  The Term Loan Agreement and Bridge Credit Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by Aon on August 16, 2010.

On August 26, 2010, Aon, the subsidiaries of Aon party thereto (the “Subsidiary Loan Parties”) and Citibank International plc, as agent (“Citibank”), entered into a Facility Agreement — Amendment Request Letter (the “Amendment Agreement”) amending the Facility Agreement, dated as of February 7, 2005, among Aon, the Subsidiary Loan Parties, Citibank, as agent, Citigroup Global Markets Limited, ING Bank N.V. and The Royal Bank of Scotland plc, as arrangers, and the lenders party thereto (as previously amended, the “European Credit Agreement”).

The Amendment Agreement modifies certain provisions of the European Credit Agreement for consistency with the Term Loan Agreement and the Bridge Credit Agreement and to accommodate the Term Loan Facility, the Bridge Facility (and any issuance of senior notes in lieu of all or a portion of the Bridge Facility), the merger (the “Merger”) of Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), with and into Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of July 11, 2010, among Aon, Merger Sub, Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon, and Hewitt, and the transactions contemplated thereby.  Such modifications include permitting add-backs to consolidated EBITDA for fees and expenses and other one-time charges related to the Merger (subject to certain caps), permitting restrictions set forth in existing Hewitt indebtedness, modifying the maximum consolidated leverage ratio to adjust for the effects of any senior note issuance prior to consummation of the Merger, as well as certain other conforming changes and updates.

The foregoing summary of the Amendment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Amendment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposal to adopt the merger agreement; the failure of the stockholders of Aon to approve the proposal to approve the issuance of shares of Aon common stock to Hewitt stockholders in the merger; the loss of key Aon or Hewitt employees following the merger; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships with customers, partners and others; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could impact revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the impact on risk and insurance services commission revenues of changes in the availability of, and the premium insurance carriers charge for, insurance and reinsurance products, including the impact on premium rates and market capacity attributable to catastrophic events; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon or Hewitt; the extent to which Aon and Hewitt retain existing clients and attract new businesses; the extent to which Aon and Hewitt manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon and Hewitt currently provide, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon and Hewitt operate, particularly given the global scope of Aon’s and Hewitt’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon and Hewitt do business; and the ability to realize the anticipated benefits to Aon of the Benfield merger.  Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”).  See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval.  This communication is being made in respect of the proposed transaction involving Aon and Hewitt.  In connection with the proposed merger, Aon filed with the SEC a definitive joint proxy statement, which also constitutes a prospectus of Aon.  The joint proxy statement/prospectus was mailed to Aon stockholders and Hewitt stockholders on or about August 19, 2010. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed by either Aon or Hewitt with the SEC when they become available because they contain and will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed by Aon with the SEC and will be contained in other relevant materials to be filed by Aon or Hewitt with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

Item 9.01.                                        Financial Statements and Exhibits.

(a)-(c)	Not applicable.

(d)	Exhibits:

10.1       Facility Agreement — Amendment Request Letter, dated as of August 26, 2010, among Aon Corporation, the subsidiaries of Aon Corporation party thereto and Citibank International plc, as agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Ram Padmanabhan
Ram Padmanabhan Vice President and Chief Counsel – Corporate

Date: August 27, 2010

EXHIBIT INDEX

10.1       Facility Agreement — Amendment Request Letter, dated as of August 26, 2010, among Aon Corporation, the subsidiaries of Aon Corporation party thereto and Citibank International plc, as agent